Exhibit 99.2

ACQUISITION

2 SAFE HARBORSTATEMENT FORWARD LOOKING STATEMENTS This presentation includes certain statements that are “forward looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the impact of rising interest rates on our operating results, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, potential regulatory concerns surrounding acquisitions, our ability to retain key management personnel of acquired companies, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2015 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending April 30, 2016. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this presentation or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

3 THORWELCOMES JAYCO Jayco •Jaycois a $1.5 billion manufacturer and marketer of recreational vehicles, of which approximately 65% of revenue is from towable RVs and 35% of revenue is from motorized RVs* •Jaycosells both towable and motorized RVs through its Jayco, StarcraftRV, EntegraCoach and Highland Ridge subsidiaries •Family owned and run for nearly 50 years •Jay Flight –America’s best-selling travel trailer for 11 years •Strong network of dealers throughout North America •Full line of RV products, including travel trailers, folding camping trailers, large “Super C” motorhomes and high-end diesel Class A motorhomes that are complementary to existing product lines produced by Thor’s current subsidiaries *Calendar year 2015

4 STRATEGIC RATIONALE STRATEGIC FIT: Jaycohas a strong cultural fit with Thor, including an entrepreneurial spirit, a focus on dealers and customers and a commitment to high quality products and innovation ACQUISITION FIT:Jaycomeets Thor’s criteria of acquiring successful businesses with a desire to further their growth, paired with a strong management team that will remain in place to direct and achieve those growth goals with the support of Thor INDEPENDENCE:Under Thor’s successful decentralized model, Jaycowill continue to operate independently, competing against outside RV manufacturers as well as other Thor subsidiaries LEADERSHIP: Existing experienced management team will remain with Jaycoand continue to lead with a focus on growth and competition in the market

5 COMBINED COMPANY PROFILE One of the world's largest manufacturers of recreational vehicles representing a full range or RV product types. *As of calendar year 2015 for Jayco. ** As of fiscal year 2015 for Thor, continuing operations. Jayco* Thor** Revenue ($ millions) $1,476 $4,007 Gross Profit ($ millions) $140 $558 Income before tax ($ millions) $70 $293 Employees 3,200 10,450 Operating Facilities 31 148 Dealers 850 2,100

COMPLEMENTARY PRODUCTS Jaycocomplements Thor’s other operating subsidiaries through its travel trailers, folding camping trailers, “Super C” motorhomes and luxury Class A diesel motorhomes 6 PRODUCT PROFILE CAMPING TRAILER TRAVEL TRAILER FIFTH WHEEL CLASS B CLASS C CLASS A THOR JAYCO

JAYCO: AN INDUSTRY LEADER

QUALITY CRAFTSMANSHIP

- Unmatched engineering practices
- Superior construction materials and processes
- Industry-leading 2-year limited warranty

DEALER RELATIONSHIPS

- 850 Jayco dealers
- Dealers located throughout North America
- 77 DSI Awards*

PRODUCT MIX

- Travel Trailers
- Fifth Wheels
- Class A and C Motorhomes
- Camping Trailers
- Toy Haulers

SUSTAINABILITY

- EcoAdvantage: Dedicated to reducing carbon footprint
- Focused on cutting down waste and energy consumption
- Committed to better RV fuel efficiency

CONSUMER FOCUS

- Solid focus on family-friendly floorplans
- Jay Flight – America's best selling travel trailer for 11 years
- Focused on providing a positive customer experience



*RVDA Dealer Satisfaction Index Quality Circle Awards

7

8 TRANSACTIONOVERVIEW PRICE MARGINS PROFITABILITY THORFINANCING Significant opportunity to create long-term shareholder value DEBT PAY DOWN $576million cash purchase pricesubject to adjustments to the value of tangible net assets TIMING Purchase price wasfunded through existing cash balances as well as an asset backed revolving credit facility arranged through Thor’s lenders Thor plans to repay the loan through internally generated cash and anticipates that it will be repaid within three years of closing Jaycogenerated pre-tax profit of approximately $70 million on revenues of approximately $1.5 billion in calendar year 2015 and is expected to be accretive to Thor’s earnings during the first year of operation post acquisition The Purchase Agreement was executed and effective on June 30, 2016 Calendar year 2015 sales of $1.5billion, Jayco’sgross margins of approximately 9.5% will be somewhat dilutive to overall gross margins

9 STRONG STRATEGIC FIT •Fits Thor’s longstanding acquisition criteria •Top-line growth •Strong earnings accretion •Continued competitive benefits to market and consumers through Thor’s decentralized structure •Increased cash flow generation •Enhanced shareholder value